Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 31, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Rio Tinto plc’s and Rio Tinto Limited’s Annual Report on Form 20-F for the year ended December 31, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Chartered Accountants London, United Kingdom	/s/ PricewaterhouseCoopers PricewaterhouseCoopers Chartered Accountants Brisbane, Australia

June 23, 2008	June 23, 2008